Exhibit 21.1

Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Headstrong (Australia) Pty Ltd.	Australia

Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda

Genpact Brasil Gestão de Processos Operacionais Ltda.	Brazil

Headstrong Canada Ltd.	Canada

Genpact (Changchun) Co. Ltd.	China
Genpact (Dalian) Co. Ltd.	China
Genpact (Dalian) Information & Technology Service Co., Ltd.	China
Genpact (Foshan) Information & Technology Service Co., Ltd.	China
Genpact (Qingdao) Information & Technology Service Co., Ltd.	China
Genpact (Suzhou) Information & Technology Service Co., Ltd.	China
Genpact Hello Communications (Shanghai) Co., Ltd.	China

Genpact Colombia S.A.S.	Colombia

Accounting Plaza Central Europe s.r.o.	Czech Republic
Genpact Czech s.r.o.	Czech Republic

Genpact Administraciones-Guatemala, S.A.	Guatemala
Servicios Internacionales de Atencion al Cliente, S.A.	Guatemala

Headstrong GmbH	Germany

Headstrong (Hong Kong) Ltd.	Hong Kong

Genpact Hungary Kft	Hungary
Genpact Hungary Process Szolgaltató Kft.	Hungary

Atyati Technologies Private Limited	India
Axis Risk Consulting Services Pvt. Ltd.	India
EmPower Research Knowledge Services Private Limited	India
Felix Software Solutions Private Limited	India
Genpact India	India
Genpact India Business Processing Pvt. Ltd.	India
Genpact Infrastructure (Bhubaneswar) Pvt. Ltd.	India
Genpact Infrastructure (Jaipur) Pvt. Ltd.	India
Genpact Mobility Services (I) Pvt. Ltd.	India
Headstrong Services India Pvt. Ltd.	India

Genpact Japan KK	Japan
Genpact Japan Services Co., Ltd.	Japan
Headstrong Japan Ltd.	Japan

Genpact Kenya Limited	Kenya

Genpact Luxembourg S.à r.l.	Luxembourg

Headstrong Malaysia Sdn Bhd	Malaysia

Genpact China Investments	Mauritius

Name:	Jurisdiction of Incorporation:
Genpact India Holdings	Mauritius
Genpact India Investments	Mauritius
Genpact Mauritius	Mauritius
Symphony Marketing Solutions, Mauritius	Mauritius

EDM S de RL de CV	Mexico

Genpact Morocco S.à r.l.	Morocco
Genpact Morocco Training S.à r.l.	Morocco

Accounting Plaza Services B.V.	Netherlands
Clearbizz B.V.	Netherlands
Genpact A B.V.	Netherlands
Genpact B B.V.	Netherlands
Genpact C B.V.	Netherlands
Genpact Consulting Services B.V.	Netherlands
Genpact D B.V.	Netherlands
Genpact E B.V.	Netherlands
Genpact Netherlands B.V.	Netherlands
Genpact NL B.V	Netherlands
Genpact Resourcing Services B.V.	Netherlands
Genpact V.O.F.	Netherlands
Vita Plaza B.V.	Netherlands

Genpact Peru S.A.	Peru

Headstrong Philippines, Inc.	Philippines

APCE Sp. Z O.O.	Poland
Genpact Poland Sp. Z O.O.	Poland

Genpact Romania Srl	Romania

Headstrong Consulting (Singapore) Pte Ltd	Singapore

Genpact South Africa (Proprietary) Limited	South Africa

Genpact Business Communication Experts S.L.	Spain
Genpact Strategy Consultants S.L.	Spain

Headstrong Thailand Ltd.	Thailand

Genpact (UK) Ltd.	United Kingdom
Headstrong (UK) Ltd.	United Kingdom
Headstrong Worldwide, Ltd.	United Kingdom
Information Engineering Products (UK) Ltd	United Kingdom
James Martin Employee Share Scheme	United Kingdom

Akritiv Technologies, Inc.	United States
Creditek Corporation	United States
Empower Research, LLC	United States
Gantthead.com Inc.	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact Insurance Administration Services Inc.	United States
Genpact International, Inc.	United States
Genpact LLC	United States
Genpact Mortgage Services, Inc.	United States

Name:	Jurisdiction of Incorporation:
Genpact Onsite Services Inc.	United States
Genpact Registered Agent, Inc.	United States
Genpact Services LLC	United States
Genpact Solutions, Inc.	United States
Genpact US LLC	United States
Headstrong Business Services, Inc.	United States
Headstrong Corporation	United States
Headstrong Inc.	United States
Headstrong Public Sector, Inc.	United States
Headstrong Services LLC	United States
High Performance Partners, LLC	United States
Jawood Business Process Solutions, LLC	United States
Techspan Holdings, Inc.	United States
Triumph On-Demand, Inc.	United States
TS Mergerco, Inc.	United States